EXHIBIT  10.18


                                     CONSENT

     PS ASSOCIATES, a New York limited partnership, having an office at 54 State Street, Albany, New York 12207 ("Landlord"), hereby consents to the subletting by KEYCORP, an Ohio corporation, having an office at One KeyCorp Plaza, Albany, New York 12207 ("Tenant"), to, FIRST ALBANY COMPANIES INC., a New York corporation, having a place of business at 41 State Street, Albany, New York 12207 ("Subtenant"), pursuant to an agreement of sublease, dated October 13, 1995 (the "Sublease"), a copy of which is annexed hereto as Exhibit "A" for certain space (the "Sublease Space"), as more particularly described in the Sublease, which Sublease Space is a portion of the premises (the "Premises") presently leased and demised by Landlord to Tenant under a lease, dated as of January 31, 1986, as amended by First Lease Amendment dated as of December 28, 1992, a Second Lease Amendment dated as of March 31, 1993 and a Third Lease Amendment dated as of September 14, 1993 (as amended, the "Lease"), such consent is subject to, and in reliance upon, the representations, warranties, covenants, terms and conditions contained herein. All capitalized terms contained herein shall have the meaning ascribed to them in the Lease unless otherwise indicated herein.

     1. Sublease Subordinate to Lease. Except as otherwise specifically provided herein, the Sublease shall be subject and subordinate at all times to the Lease and to all of the provisions, covenants, agreements, terms and conditions of the Lease and this Consent, and Subtenant shall not do or permit anything to be done in connection with Subtenant's use and occupancy of the Sublease Space which would violate any of said provisions, covenants, agreements, terms and conditions. Any breach or violation of any provision of the Lease or this Consent by Subtenant shall be deemed to be, and shall constitute a default by Tenant in fulfilling such provision. During the term of the Sublease or any extensions thereof, Subtenant shall duly observe and comply with all of the terms, covenants, agreements, provisions, obligations and conditions on the part of Subtenant to be performed or observed under the Sublease and under the Lease (as modified by this Consent), provided, however, Subtenant shall be under no obligation to name Landlord as an additional insured on any comprehensive general liability policy carried by Subtenant.

     2. Representations and Warranties. Tenant represents and warrants that no rent or other consideration is being paid or is payable to Tenant by Subtenant for the right to use or occupy the Sublease Space and no profit or gain is being realized by Tenant from such subletting and Tenant and Subtenant represent and warrant that the Sublease is the complete and true agreement between the parties.

     3. Amendment of Sublease. Waiver. Tenant and Subtenant agree that they shall not change, modify or amend, the Sublease or enter into any additional agreements relating to or affecting the use or occupancy of the Sublease Space or any other portion of the Premises or the use, sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, without first obtaining Landlord's prior written consent thereto. Neither this Consent, the Sublease, or the Lease, nor any acceptance of rent or other consideration from the Subtenant by Landlord or Landlord's agent shall operate to waive, modify, impair, release or in any manner affect Tenant's liability under the Lease or Subtenant's liability under the Sublease, nor shall the foregoing operate to waive any breach or violation of any provision of the Lease or any rights of Landlord against any person, firm, association, corporation or other entity liable or responsible for the performance of any of the provisions, covenants, agreements, terms or conditions contained in the Lease, nor shall the foregoing enlarge or increase Landlord's obligations or Tenant's rights or diminish Landlord's rights or Tenant's obligations under the Lease or otherwise; and all provisions, covenants, agreements, terms and conditions of the Lease are hereby declared by Tenant to be in full force and effect. Except as otherwise set forth herein, no assignment of the Lease or Sublease or further sublease of all or any part of the Premises or the Sublease Space shall be made by Tenant or Subtenant, except in accordance with the provisions of the Lease and this Consent and any further consent to a sublease or assignment shall not be nor shall it be deemed to be a waiver of any provision of the Lease.

     4. Ratification of Sublease. Nothing contained herein shall be construed as a consent to, or approval of, or ratification by Landlord of any of the particular provisions of the Sublease (except as may be expressly provided herein) or as a representation or warranty by Landlord to Tenant, Subtenant or any other party or entity with respect to the subject matter thereto. Landlord has not, and shall not, review or pass upon any of the provisions of the Sublease and shall not be bound or estopped in any way by the provisions of the Sublease.

     5. Remedies for Default. In the event of any default by Tenant or Subtenant in the full performance and observance of any of their respective obligations hereunder or in the event any representation or warranty of Tenant or Subtenant made herein shall prove to be false or misleading in any way, such event may, at Landlord's option, be deemed a default under the Lease, and Landlord shall have and may pursue all of the rights, powers and remedies provided for in the Lease or at law or in equity or by statute or otherwise with respect to defaults thereunder or hereunder.

     6. Use. Subject to all of the provisions, covenants, agreements, terms and conditions of the Lease, the Sublease Space and each part thereof shall be used by Subtenant solely for general offices, including, but not limited to, the operation of an investment banking and securities brokerage business (provided the same shall not involve dealing with the general public on an off- the-street retail basis) and for no other purpose.

     7. Termination; Attornment. A. If for any reason at any time prior to the expiration date of the Lease, the term of the Lease shall terminate or be terminated by operation of law or by any provision of the Lease, the Sublease and the term thereof shall terminate on the date of such termination, and Subtenant, at Subtenant's sole cost and expense, shall (i) quit and surrender the Sublease Space to Landlord, broom clean, in good order and condition, ordinary wear and tear and damage, maintenance, and repair work for which Subtenant is not responsible for under the terms of the Sublease excepted, (ii) remove from the Sublease Space and the Building all of Subtenant's personal property and all other property and effects of Subtenant and all persons claiming through or under Subtenant, and (iii) repair all damage to the Sublease Space and the Building occasioned by such removal to the Building standard original condition. Landlord shall have the right to retain any property and personal effects which shall remain in the Sublease Space or the Building, after the date of termination of the Sublease, without any obligation or liability to Tenant or Subtenant, and to retain any net proceeds realized from the sale thereof, without waiving Landlord's rights under the foregoing provisions of this paragraph and the provisions of the Lease. If Subtenant shall fail to vacate and surrender the Sublease Space in accordance with the provisions of this paragraph, Landlord shall be entitled to all of the rights and remedies under the Lease which are available to a landlord against a tenant holding over after the expiration of a term, and any such holding over shall be and be deemed to be a default under the Lease.

          B. The foregoing provisions of paragraph 7A notwithstanding, but subject to Subtenant's rights to terminate the Sublease in the event of a casualty or condemnation, and provided the term of the Lease shall not have been terminated by Tenant as a result of Landlord's default under the Lease, Landlord may, at its option, upon written notice to Tenant and Subtenant on or before the date of termination of the term of the Lease and without any additional or further agreement of any kind on the part of Tenant or Subtenant, elect to require Subtenant to attorn to Landlord and to continue the Sublease with the same force and effect as if Landlord, as lessor, and Subtenant, as lessee, had entered into a lease as of such termination date, for a term equal to the then unexpired term of the Sublease and containing the same provisions as those contained in the Sublease. In the event of such election by Landlord, (i) Subtenant agrees to so attorn to Landlord, and Landlord and Subtenant shall have the same rights, obligations and remedies as were had by Tenant and Subtenant, respectively, under the Sublease prior to such termination date, except that in no event shall Landlord be (a) liable for any act or omission by Tenant, (b) subject to any offsets or defenses which Subtenant had or might have against Tenant, (c) bound by any rent or additional rent or other payment paid by Subtenant to Tenant more than thirty (30) days in advance of the termination date, (d) bound by any covenant to undertake or complete any work to the Sublease Space or any part hereof, except for repair or replacement to the Sublease Space which is damaged by casualty, taken by eminent domain or otherwise required to be repaired or replaced by Landlord pursuant to the terms of the Sublease, or (e) bound by any pre-existing obligation to make any payment to Subtenant; (ii) Tenant shall deliver to Landlord any security deposit which Tenant is then holding under the Sublease; and (iii) Subtenant shall reimburse Landlord for any costs that may be incurred by Landlord in connection with such attornment, including, without limitation, reasonable legal fees and disbursements incurred in connection with any such attornment. The foregoing provisions of this paragraph 7B shall apply notwithstanding that, as a matter of law, the Sublease may terminate upon the expiration, termination or surrender of the Lease and shall be self-operative upon any such election by Landlord to require attornment; provided, however, that either party, upon demand of the other party agrees to execute and deliver such instrument or instruments as the requesting party may reasonably request to evidence and confirm the foregoing provisions of this paragraph 7B. However, in the event that Subtenant has the right to terminate the Sublease as a result of a casualty or condemnation pursuant to the terms of the Sublease, Landlord shall not be entitled to require that Subtenant attorn to Landlord hereunder.

     If Landlord elects to exercise its option under this paragraph 7B, then the foregoing provisions of paragraph 7A shall be of no force or effect.

     8. Indemnity. Tenant and Subtenant hereby indemnify and hold harmless Landlord from and against all liabilities, claims, obligations, damages, penalties, costs and expenses (including, without limitation, attorneys' fees and disbursements) which Landlord may incur or suffer by reason of (i) any breach or default by Subtenant, its agents, contractors, employees, invitees, or licensees of any covenant, agreement, term, provision or condition of the Lease, the Sublease or this Consent, (ii) any work done in or to the Sublease Space by or on behalf of Subtenant, (iii) any act, omission or negligence of Subtenant, its agents, contractors, employees, invitees or licensees, or (iv) the conduct of Subtenant's business in, or Subtenant's use and occupancy of, the Sublease Space. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant or Subtenant, upon written notice from Landlord, shall, at Tenant's or Subtenant's sole cost and expense, as the case may be, resist or defend such action or proceeding using counsel approved by Landlord, which approval shall not be unreasonably withheld or delayed. The provisions of this paragraph shall survive the expiration or earlier termination of the term of the Sublease. The indemnity and any rights granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, any of Landlord's rights under the Lease.

     9. Conflict. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Consent or the Lease and the terms, covenants and condition of the Sublease, then the terms, covenants and conditions of this Consent and Lease shall prevail. In the event that there shall be any conflict or inconsistency between this Consent and the Lease, the terms and conditions of this Consent shall control.

     10. Notices. Any bills, statements, notices, demands, requests, consents or other communications given or required to be given under this Consent shall be effective only if rendered or given in writing and delivered personally or sent by mail (registered or certified, return receipt requested), postage prepaid, delivered to the respective party at the address hereinabove set forth or at such other address for such purpose by notice in accordance with the provisions hereof, or, if addressed to Tenant or Subtenant at the Building (if to Subtenant, to the attention of Michael R. Lindburg); the same shall be deemed to have been rendered or given on the date delivered, if delivered personally, or after three (3) business days of the date mailed, if mailed.

     11. Entire Agreement. This Consent contains the entire agreement of the parties with respect to the matters contained herein and may not be modified, amended or otherwise changed except by written instrument signed by the parties sought to be bound. Furthermore, Tenant and Subtenant each acknowledge and represent that, other than this Consent, the Lease and the Sublease, there are no other agreements between Tenant and Subtenant oral or otherwise, or representations or warranties of any kind or nature referring or related to, or in connection with and the Sublease or the use and occupancy of the Premises, the Sublease Space or any other portion of the Building.

     12. Governing Law. This Consent shall for all purposes be construed in accordance with, and governed by, the laws of the State of New York.

     13. Payments. Tenant and/or Subtenant has paid Landlord's attorneys' fees incurred in connection with this transaction to reimburse Landlord for the time expended in reviewing and processing the request for subletting the Sublease Space.

     14. Miscellaneous. A. Each right and remedy of Landlord provided for in this Consent or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or commencing of the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies so provided for or so existing.

          B. The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns except that no violation of the provisions of paragraph 3 shall operate to vest any rights in any successor or assignee of Tenant or Subtenant.

          C. If any one or more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          D. The captions contained in this Consent are for convenience only and shall in no way define, limit or extend the scope of intent of this Consent, nor shall such captions affect the construction hereof.

          E. This Consent may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

          F. Landlord, Tenant and Subtenant each represents and warrants that each has full right, power and authority to enter into this Consent and that the person or persons executing this Consent on behalf of Landlord, Tenant or Subtenant, as the case may be, are duly authorized to do so.

          G. It is expressly understood and agreed that this Consent shall not create or constitute, nor shall it be deemed to create or constitute, any landlord-tenant relationship, or occupancy or license agreement between Landlord and Subtenant.

          H. Neither Landlord, nor the partners comprising Landlord, nor the shareholders (nor any of the partners comprising same), partners, directors or officers of any of the foregoing (collectively, the "Parties"), shall be personally liable, in any manner, by reason of, or as a consequence of, the execution or delivery of this Consent. Tenant and Subtenant shall look solely to Landlord's estate and property in the building within which the Premises are located and the rents, profits and proceeds derived therefrom and any right of offset provided to Tenant under the Lease (if any) in enforcing any of the rights which Tenant or Subtenant may have against Landlord hereunder or by reason of any of the foregoing, and shall not seek any damages against any of the Parties.

          I. This Consent is offered for signature by Tenant and Subtenant and it is understood that this Consent shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a copy of this Consent to both Tenant and Subtenant.

IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have respectively executed this consent as of the 3lst day of October, 1995.


                                             TENANT:

                                             KEYCORP


Attest:______________________________        By:  /s/ Thomas C. Nachod
                                             Name: Thomas C. Nachod
                                             Title: Vice President

                                             SUBTENANT:

                                             FIRST ALBANY COMPANIES INC.

Attest:______________________________        By:  /s/ Michael R. Lindburg
                                             Name: Michael R. Lindburg
                                             Title: Senior Vice President and
                                             General Counsel

                                             LANDLORD:

                                             PS ASSOCIATES,
                                             a New York limited partnership

                                             By: PS Pearl Corporation, General
                                                 Partner

Attest:______________________________        By:  /s/ I. David Swawite
                                             Name: I. David Swawite
                                             Title: Vice President

                                   Exhibit "A"

                               SUBLEASE AGREEMENT

                         The Parties (defined below) agree as follows:

Date of this Sublease:   October 13, 1995

Parties to this          Overtenant: KeyCorp
Sublease:                Address for notices:


                         Undertenant: First Albany Companies Inc.
                         Address for notices:

Information from
Overlease:               Landlord: PS Associates
                         Address for notices: 54 State Street,
                         Albany, New York 12207
                         Overtenant: KeyCorp
                         Address for notices:

                         Date of Overlease: January 31, 1986 as
                         amended by First lease Amendment dated
                         December 28, 1992, Second Lease Amendment dated March 31, 1993 and Third Lease Amendment dated September 14, 1993 (collectively, the "Overlease").

                         Overlease Term: as provided in the
                         Overlease.

Definitions:             1. Unless otherwise defined herein,
                         capitalized terms herein shall be defined as set forth in the Overlease.

Sublease Term:           2. The Sublease Term shall commence on
                         execution (the "Commencement Date") and end at 11:59 P.M. EST on the Expiration Date.

Premises Leased
Under this
Sublease:                3. A basement mailroom, 10,021 square feet
                         on Floor 6 (in the area shown on Exhibit "A" annexed hereto), all of Floor 12 and all of Floors
                         Penthouse 1 and Penthouse 2 (the "Subpremises") which Subpremises contain in the aggregate 48,876 square feet and are located in a building commonly known as KeyCorp Tower which is located at 30
                         South Pearl Street, Albany, New York (the
                         "Building").

Use of
Subpremises:             4. The Subpremises may be used for general
                         and executive offices with data processing support facilities in connection with
                         Undertenant's business and that of its
                         subsidiaries provided however that the
                         Subpremises must be used for purposes
                         consistent with the provisions of Article 2 of the Overlease.

Allowances:              5. Overtenant shall pay to Undertenant an
                         amount equal to Seven Hundred Thirty Three
                         Thousand One Hundred Forty and no/100
                         ($733,140.00) Dollars as an allowance (the
                         "Allowance") toward renovation, installation and fit-up of the Subpremises ("Undertenant's
                         Work") to be undertaken in the Subpremises by Undertenant. Overtenant shall pay
                         Undertenant an allowance of Nine Hundred
                         Thousand ($900,000.00) Dollars to defray
                         Undertenant's costs and expenses of
                         relocation (the "Relocation Allowance").
                         Said Allowance and Relocation Allowance shall be paid to Undertenant in accordance with the following schedule:

                         (a) During the period between January
                         15, 1996 and March 31, 1996, an amount
                         equal to the lesser of $244,380.00 or
                         the sum for which Undertenant has
                         received invoices for payment of the
                         Undertenant's Work.

                         (b) On and after April 1, 1996, at such
                         time as invoices for completed
                         Undertenant's Work are submitted, such
                         sums as are set forth in said invoices
                         with the understanding that the sums
                         advanced pursuant to subparagraph (a)
                         and this subparagraph (b) shall in no
                         event exceed the lesser of the Allowance or the sums actually spent by Undertenant to complete Undertenant's Work.

                         (c) On January 15, 1996, an amount
                         equal to one-third (1/3) of the
                         Relocation Allowance and thereafter, at
                         Overtenant's election but in no event
                         later than April 15, 1996, the balance
                         of the Relocation Allowance.

                         Nothing in this Section should be construed as any undertaking on the part of the Overtenant to perform or contract for any of Undertenant's Work or to relieve the Undertenant from the obligation to comply with the Tenant's Changes provisions set forth in Article 13 of the Overlease.

Rent: 6. The Rent reserved under this Sublease shall be:

                              (a) Base rent in the amount of
                              $33,602.25 on June 15, 1996 and thereafter in the amount of $67,204.50 per month payable in advance commencing on July 1, 1996 and continuing on the first day of each and every calendar month during the Term; and

                              (b)
                                   (1) For the purposes of this
                              subparagraph (b), the following terms shall have the following definitions:

                                   (i) "Base Year" shall mean the
                                   period commencing on July 1, 1995
                                   and ending on June 30, 1996.

                                   (ii) "Base Year Operating
                                   Expenses" shall mean the Operating
                                   Expenses paid by Overtenant to
                                   Landlord during the Base Year, as
                                   adjusted pursuant to Section 5.03
                                   (a) of the Overlease.

                                   (iii) "Undertenant's Percentage"
                                   shall mean Forty Seven and
                                   47.4593%.

                                   (2) Commencing on July 1, 1996,
                              and continuing on the 1st day of each month thereafter, additional rent equal to Undertenant's Percentage of the amount (if any) obtained by subtracting the amount obtained by dividing the sums paid by Overtenant pursuant to Section 5.03
                              (a) of the Overlease for the Base Year by twelve
                              (12) from the sum which Overtenant has been billed by Landlord for Operating Expenses for the corresponding month during each successive year of the Sublease Term.

                                   For example, if Overtenant is billed by
                              Landlord pursuant to Section 5.03(a) of the Overlease for the month of July, 1996 in the amount of $1,000.00 and the amount determined by dividing the sums paid for the Base Year pursuant to said Section by 12 was $500.00, Undertenant's liability for additional rent pursuant to this subparagraph would be determined by multiplying $500.00 by Undertenant's Percentage.

                                   Undertenant shall receive Undertenant's
                              Percentage of any rebate or credit or pay
                              Undertenant' s Percentage of any additional sums due as a result of Landlord's reconciliation of the sums paid by Overtenant as Tenant's Projected Share of Operating Expenses. Overtenant shall submit to Undertenant documentation it receives from Landlord in connection with sums billed by Landlord to Overtenant, including copies of invoices and expense statements showing monthly payment calculations and recalculations.

                                   (c) Undertenant shall also pay to Overtenant
                              one hundred (100%) percent of the amount payable by Overtenant for Cleaning Services incurred during the Sublease Term which are attributable to the Subpremises to the extent said sums paid are in excess of sums payable for Cleaning Services by Overtenant under the Lease for calendar year 1993. Said sums shall be payable as and when paid by Overtenant.

                                   (d) All sums due hereunder shall be payable
                              to Overtenant promptly as and when the same become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever.

                                   (e) There shall be no allowance to
                              Undertenant for diminution of rental value and no liability on the part of Overtenant by reason of inconvenience, annoyance or injury to business arising from Landlord, Overtenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Subpremises, or in or to fixtures, appurtenances or equipment thereof, and no liability upon Overtenant for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Subpremises, or in or to the fixtures, appurtenances or equipment thereof.

                                   (f) Any failure by Undertenant to pay any
                              sums due hereunder shall render Undertenant responsible to pay as a late charge a sum equal to six (6%) percent of the amount of fixed rent or additional rent which Undertenant may have failed to pay hereunder.

Agreement to
Lease and Pay
Rent: 7. Overtenant sublets the Subpremises to the Undertenant, for the Sublease Term. Undertenant agrees to pay the Rent as required in the Sublease and Overtenant agrees to discharge the rental obligations under the Overlease.

Sublease
Subject to:              8. The Sublease is subject to the OverLease. The
                         Undertenant states that it has received and examined the Overlease.

                         Except as specifically modified herein, all applicable terms and conditions of the Overlease are incorporated into and made a part of this Sublease as if Overtenant were Landlord thereunder and Undertenant the Tenant thereunder and the Subpremises the Demised Premises, but incorporating such provisions herein shall not obligate Overtenant or be construed as causing Overtenant to assume or agree to perform any obligations of the Landlord or to be responsible for any representations or warranties of Landlord under the Overlease.

Overtenant's
Warranty 9. Overtenant warrants and represents to Undertenant that the Overlease has not been amended or modified except as described herein, that it is in full force and effect and that Overtenant has received no notice of any claim by Landlord that Overtenant is in default or breach of any of the provisions of the Overlease and that, to the best of Overtenant's knowledge, Landlord is not in default thereunder.

Undertenant's
Duties: 10. The Subpremises will be separately metered for electricity and Undertenant shall be responsible for all utility charges to the Subpremises.

Additional
Space: 11. Upon the scheduled expiration of an existing sublease for the balance of Floor 6, Overtenant will not further sublease said premises unless it gives Undertenant sixty (60) days to enter into a sublease for said premises on terms and conditions mutually satisfactory to Overtenant and Undertenant.

Parking: 12. Undertenant shall have the right to use five (5) parking spaces in the basement of the Building and Undertenant will reimburse Overtenant for said spaces in an amount equal to the sum paid by Overtenant to Landlord for said spaces. Undertenant's use of said spaces shall be subject to the provisions of Sections
                         18.05 and 18.06 of the Overlease.

Insurance:               13. In addition to the general requirement that
                         Undertenant comply with the provisions of the Overlease, Undertenant agrees that it will provide
                         Overtenant and Landlord with a certificate of insurance or other evidence reasonably satisfactory to Landlord and Overtenant indicating Undertenant's compliance with the provisions of Section 11.06 of the Overlease and Undertenant will provide from time to time as required by either Landlord or Overtenant, additional coverages as may be required pursuant to said Section.

Landlord
Events of
Default: 14. Undertenant shall provide Overtenant with written notice of any default by Landlord under the Overlease.

Liability and
Indemnification:         15. Neither Overtenant nor any agent or employee of
                         Overtenant shall be liable to Undertenant for any injury or damage to Undertenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Undertenant or any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence of Overtenant, its agents or employees, it being understood that no property, other than such as might normally be brought upon or kept in the Subpremises as an incident to the reasonable use of the Subpremises for the purposes herein permitted, will be brought upon or kept in the Subpremises.

                              Undertenant shall indemnify and save harmless
                         Overtenant and its agents against and from
                         (a) any and all claims for bodily injury or property damage, (i) arising from (x) the conduct or management of the Subpremises or of any business therein, or(y) any work or thing whatsoever done, or any condition created (other than by Overtenant for Overtenant's or Undertenant's account) in or about the Subpremises during the term of this Sublease or during the period of time, if any, prior to the Commencement Date that Undertenant may have been given access to the Subpremises, or (ii) arising from any negligent or otherwise wrongful act or omission Undertenant or any of its employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Overtenant by reason of any such claim, Undertenant upon notice from Overtenant, shall resist and defend such action or proceeding.

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Access:                  16. Overtenant or Overtenant's agent shall have the
                         right to enter and/or pass through the Subpremises or any part thereof, at reasonable times during reasonable hours upon reasonable notice.

Destruction or
Damage: 17. If the Building or the Subpremises shall be partially or totally damaged or destroyed by fire or other cause, Undertenant's obligations shall be the same as those set forth for "Tenant" under the Overlease provided however that Overtenant shall be the only party with authority to exercise the right of termination set forth in Section 22.03 of the Overlease.

Condemnation:            18. If the Building or the Subpremises shall be
                         partially or-totally condemned, Undertenant' obligations shall be the same as those set forth for "Tenant" under the Overlease provided however that Overtenant shall be the only party with authority to exercise the right of termination set forth in Section
                         23.01 of the Overlease.

Default; Remedies:       19. This Sublease and the term and estate hereby
                         granted are subject to the limitation that whenever
                         Undertenant shall make an assignment of the property of Undertenant for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Undertenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Undertenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Undertenant under the arrangement provisions of the United States
                         Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Undertenant of or for the property of Undertenant shall be appointed, then, Overtenant may (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Undertenant, at any time after the event continues for thirty (30) days, give Undertenant a notice of intention to end the term of this Sublease at the expiration of five (5) days of service of such notice of intention and upon the expiration of said five (5) day period, this Sublease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, terminate with the same effect as if that day were the Expiration Date but Undertenant shall remain liable for damages as provided herein.

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                              This Sublease and the term and estate
                         hereby granted are subject to further limitation as follows:

                              (a) whenever Undertenant shall default in the payment of any installment of base rent, or in the payment of any additional rent or any other charge payable by Undertenant to Overtenant, on any day upon which the same ought to be paid, and such default shall continue for five (5) days after Overtenant shall have given Undertenant a written notice specifying such default; or

                              (b) whenever Undertenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Undertenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Undertenant within fifteen (15) days after Overtenant shall have given Undertenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days if Undertenant shall not, (i) within said fifteen (15) day period advise Overtenant of Undertenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said fifteen (15) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Overtenant as shall reasonably be necessary, or

                              (c) whenever any event shall occur or any contingency shall arise whereby this
                              Sublease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Undertenant; or

                              (d) whenever Undertenant shall default in due keeping, observing or performance of any covenant, agreement, provision or condition of Section 4 hereof on the part of Undertenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Undertenant within 24 hours after
                              Overtenant shall have given to Undertenant a notice specifying the same.

                              Overtenant may give to Undertenant a notice of intention to end the term of this Sublease at the expiration of three (3) days from the date of service of such notice of intention and upon the expiration of said three (3) days, this Sublease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Undertenant shall remain liable for damages as provided herein.

                              If an order for relief is entered in any case
                         which is commenced by or against Undertenant under the present or any future federal bankruptcy code, Overtenant shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code or this Sublease including, without limitation, such rights and remedies as may be necessary to protect adequately Overtenant's right, title and interest in and to the Subpremises or any part thereof. Adequate protection of Overtenant's right, title and interest in and to the Subpremises shall include, without limitation, invoking a requirement that:

                              (a) Undertenant comply with all of its
                              obligations under this Sublease;

                              (b) Undertenant pay to Overtenant, on the first day of each month occurring subsequent to the entry of such order, a sum equal to the amount by which the Subpremises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the aggregate rents reserved under this Sublease for such monthly period;

                              (c) Undertenant continue to use the
                              Subpremises in the manner required by this Sublease; and

                              (d) Overtenant be permitted to supervise the performance of Undertenant's obligations under this Sublease.

                              Upon the occurrence of any of the foregoing
                         events, Overtenant shall, in addition to the right of termination set forth herein, have the right to re-enter the Subpremises and shall also have the right to damages for the aggregate rental value set forth herein including all fixed rent and additional rent payable hereunder which would have been payable by Undertenant had this Sublease not been so terminated. A suit or suits for the recovery of such damages or any installments thereof may be brought by Overtenant from time to time at its election and nothing contained herein shall be deemed to require Overtenant to postpone suit until the date when the term of this Sublease would have expired had it not been so terminated under the provisions hereof or any provision of law or had Overtenant not re-entered the Subpremises. Nothing herein contained shall be construed to limit or preclude recovery by Overtenant against Undertenant for any sums or damages to which, in addition to the damages particularly provided above, Overtenant may be lawfully entitled by reason of any default hereunder on the part of Undertenant. If Overtenant shall relet the Subpremises, Overtenant shall credit Undertenant with the net rents received by Overtenant from such reletting which shall be equal to the gross rents as and when received by Overtenant from such reletting, less the expenses incurred or paid by Overtenant and terminating this Sublease or in re-entering the Subpremises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Subpremises for new tenants, broker's commissions and all other expenses properly chargeable against the Subpremises and the rental thereof. Any such reletting may be for a period shorter or longer than the remaining term of this Sublease but in no event shall Undertenant be entitled to receive any excess of such net rents over the sums payable by Undertenant to Overtenant hereunder, or shall Undertenant be entitled in any suit for the collection of damages pursuant hereto to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Overtenant. If the Subpremises or any part thereof should be relet in combination with other space, the rent received from such reletting and the expenses of reletting shall be apportioned on a square foot basis. If the Subpremises or any part thereof be relet by Overtenant for the unexpired portion of the term of this Sublease or any part thereof, before presentation of proof of damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facial, be the fair and reasonable rental value of the Subpremises, or part thereof, so relet during the term of the reletting.

Waivers: 20. Overtenant and Undertenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of landlord and tenant, Undertenant's use or occupancy of the Subpremises or other statutory remedy with respect thereto. If Overtenant commences any summary proceeding, Undertenant agrees that Undertenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

Notices: 21. Except as otherwise provided in this Sublease, notice or communication shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail or nationally recognized courier service addressed to the addressee at the address set forth herein and shall be effective upon receipt. Either party hereto may change its mailing address by giving notice to the other pursuant to the provisions of this Section.

Overtenant's
Duties:                  22. The Overlease describes the Landlord's duties.
                         The Overtenant is not obligated to perform the Landlord's duties but agrees as an inducement to Undertenant to enter into this Sublease to enforce the compliance with the Overlease by Landlord.
                         Overtenant covenants and agrees that it will fully and punctually pay all rent, additional rent and other charges, costs and expenses due and payable under the Overlease as and when the same shall be come due and payable and uphold each and every promise, covenant and obligation required of it under the Overlease.

Adopting the
Overlease and
Exceptions:              23. The provisions of the Overlease are part of this
                         Sublease. All provisions of the Overlease applying to the Overtenant are binding on the Undertenant, except as may be specifically agreed otherwise by Overtenant and Undertenant.

Brokers: 24. Overtenant and Undertenant warrant and represent that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease except for Robert Cohn Associates, Inc. (the "Named Broker") and that they know of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease, except that Overtenant has retained The Centrum Group and will be solely responsible for paying such sums as are due The Centrum Group in connection with this Sublease which are independent of any compensation due the Named Broker. Overtenant agrees that it shall be responsible for a commission to the Named Broker pursuant to a separate agreement between Overtenant and the Named Broker. Overtenant and Undertenant each agree to indemnify, defend and hold the other party harmless from and against any and all liabilities for expenses, including attorneys' fees and costs arising out of or in connection with the breach of the representations contained in this Section.

Quiet Enjoyment:         25. Overtenant covenants and agrees that Undertenant,
                         so long as it shall not be in default hereunder beyond any applicable grace period, shall and may at all times during the Sublease Term, peaceably and quietly have, hold, occupy and enjoy the Subpremises pursuant to the terms of this Sublease provided however that Overtenant shall not be in breach of this covenant if Overtenant's rights to the Subpremises under the Lease are interfered with by Landlord.

Defaults Under
Overlease:               26. Overtenant will give Undertenant notice of any
                         default under the Overlease and Undertenant shall have the right to cure any such default provided that a right to cure exists under the Overlease. Overtenant agrees to request that Landlord provide Undertenant with any notices of default delivered to Overtenant.

Subordination and
Non-Disturbance:         27. Overtenant agrees to request that Landlord obtain
                         a subordination and non-disturbance agreement from any existing mortgagee of the Building.

Communication
Facilities:              28. To the extent that Overtenant has the right to
                         place communication facilities on the roof of the Building pursuant to Section 18.07(b) of the Overlease, Undertenant shall have the right to use a portion of any area available to Overtenant determined by multiplying the total area available to tenant pursuant to said Section by Undertenant's percentage.

Capitalized
Terms: 29. All capitalized terms herein shall have the definitions set forth in the Overlease unless otherwise defined herein.

No Authority:            30. The Undertenant has no authority to contact or
                         make any agreement with the Landlord about the Subpremises or the Overlease. The Undertenant may not pay rent or other charges to the Landlord, but only to the Overtenant.

Successors:              31. Unless otherwise stated, the Sublease is
                         binding on all parties who lawfully succeed to the rights or take the place of the Overtenant or the Undertenant.

Changes: 32. This Sublease can be changed only by an agreement in writing signed by the parties to the Sublease.

                         OVERTENANT:
                              KEYCORP

                              By:  /s/ James M. Gustafson
                                   Name:  James M. Gustafson
                                   Title:  Designated Signer

                              UNDERTENANT

                                   FIRST ALBANY COMPANIES INC.

                              By:  /s/ Michael R. Lindburg
                                   Name: Michael R. Lindburg
                                   Title: General Counsel



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